UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

WESTMORELAND COAL COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

        Westmoreland Coal Company (the “Company”) today reported financial results for 2008. The Company reported a net loss applicable to common shareholders of $49.9 million ($5.25 per diluted share) for 2008 compared to a net loss of $23.2 million ($2.53 per diluted share) for 2007. The 2008 net loss includes $13.3 million in charges related to various debt financings previously reported, a $2.6 million expense for the settlement of two coal royalty claims, and a $2.0 million restructuring charge.  These items were partly offset by the $0.9 million gain on the sale of our interest in the Ft. Lupton power project.

        On March 13, 2009, the Company issued a press release announcing the financial results for 2008. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

  (c)   Exhibits

          Exhibit 99.1 — Press release dated March 13, 2009

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 13, 2009	By:	/s/ Kevin A. Paprzycki

Kevin A. Paprzycki
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 13, 2009